Exhibit 21

Name of Subsidiary	Description

Alcoy Group Worldwide S.A.	A sociedad anómina, organized under the laws of Panama, which is a wholly owned subsidiary of Tecno Corporation and is one of five direct shareholders of Tecnoglass S.A.

Archena Continental Corp.	A sociedad anómina, organized under the laws of Panama, which is a wholly owned subsidiary of Tecno Corporation and is one of five direct shareholders of Tecnoglass S.A.

Belagua Consultants Inc.	A sociedad anómina, organized under the laws of Panama, which is a wholly owned subsidiary of Tecno Corporation and is one of five direct shareholders of Tecnoglass S.A.

C.I. Energía Solar S.A. E.S. Windows	A sociedad anómina, organized under the laws of Colombia, which is owned directly by five wholly-owned subsidiaries of Tecno Corporation.

ESWindows LLC	A Florida limited liability company organized under the laws of the State of Florida in which Tecnoglass Inc. and ES are members.

Hollental Investors S.A.	A sociedad anómina, organized under the laws of Panama, which is a wholly owned subsidiary of Tecno Corporation and is one of five direct shareholders of ES.

Isarco Investments Inc.	A sociedad anómina, organized under the laws of Panama, which is a wholly owned subsidiary of Tecno Corporation and is one of five direct shareholders of ES.

Kodori Holdings S.A.	A sociedad anómina, organized under the laws of Panama, which is a wholly owned subsidiary of Tecno Corporation and is one of five direct shareholders of ES.

Luena Commercial Corp.	A sociedad anómina, organized under the laws of Panama, which is a wholly owned subsidiary of Tecno Corporation and is one of five direct shareholders of Tecnoglass S.A.

Mosela Ventures Corp.	A sociedad anómina, organized under the laws of Panama, which is a wholly owned subsidiary of Tecno Corporation and is one of five direct shareholders of ES.

Ordesa Valley Inc.	A sociedad anómina, organized under the laws of Panama, which is a wholly owned subsidiary of Tecno Corporation and is one of five direct shareholders of Tecnoglass S.A.

Name of Subsidiary	Description

Tecno Corporation	An exempted company organized under the laws of the Cayman Islands, which is a wholly owned subsidiary of Tecnoglass Inc.

Tecnoglass LLC	A Florida limited liability company organized under the laws of the State of Florida in which Tecnoglass Inc. is the sole member.

Tecno RE LLC	A Florida limited liability company organized under the laws of the State of Florida in which Tecnoglass Inc. is the sole member.

Tecnoglass S.A.	A sociedad anómina, organized under the laws of Colombia, which is owned directly by five wholly-owned subsidiaries of Tecno Corporation.

Componenti USA LLC	A Florida limited liability company organized under the laws of the State of Florida in which GM&P has 60% equity interest.

GM&P Consulting and Glazing Contractors, Inc.	A corporation organized under the laws of the State of Florida in which Tecnoglass Inc. is the sole member.